EXHIBIT 23.3

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement on Form S-8 of WorldCom, Inc. pertaining to the Intermedia Communications Inc. 401(k) Profit Sharing Plan and the Digex, Incorporated 401(k) Plan of our report dated June 19, 2001, with respect to the financial statements and schedule of the Digex, Incorporated 401(k) Plan included in the Digex, Incorporated Annual Report on Form 11-K for the period July 1, 2000 (inception) to December 31, 2000.


                                        /s/ ERNST & YOUNG LLP

McLean, Virginia
August 22, 2001